Exhibit 1.1

EXECUTION VERSION

US AIRWAYS GROUP, INC.

$500,000,000 6.125% Senior Notes due 2018

UNDERWRITING AGREEMENT

May 21, 2013

CITIGROUP GLOBAL MARKETS INC.

As representative of the several underwriters named in Schedule I hereto

c/o Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

US Airways Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc. (the “Representative”) is acting as representative, an aggregate of $500,000,000 principal amount of its 6.125% Senior Notes due 2018 (the “Notes”) on the terms and conditions stated herein.

The Notes will be issued pursuant to an indenture to be dated as of the Closing Date (as defined below), by and among the Company, US Airways, Inc. (the “Guarantor”) and Wilmington Trust FSB, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated the date of the Closing Date (as defined below) (together, the “Indenture”), and will be guaranteed by the Guarantor pursuant to the Indenture (the “Guarantee” and, together with the Notes, the “Securities”).

The Company and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-181718), including a prospectus relating to debt securities and guarantees of debt securities (the “Shelf Securities”) to be issued from time to time by the Company and the Guarantor. Such registration statement as amended to the date of this Underwriting Agreement (this “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated May 25, 2012 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the preliminary form of the Prospectus dated May 21, 2013 and distributed to prospective purchasers of the Securities.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “issuer free writing prospectus” has the meaning set forth in Rule 433(h) under the Securities Act and “Time of Sale Prospectus” means the preliminary prospectus, together with the free writing prospectus identified in item 1 of Schedule II hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein and the term “issuer free writing prospectus” shall include (but not be limited to) each item described in Schedule II hereto. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. (a) Each of the Company and the Guarantor, jointly and severally, represents and warrants to, and agrees with each Underwriter that:

(i) Each of the Company and the Guarantor meets the requirements for the use of Form S-3 under the Securities Act; the Registration Statement has become effective; and, on the original effective date of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or the Guarantor, threatened by the Commission. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act); each of the Company and the Guarantor (with respect to the Guarantee) was, as of the date of the filing of the Registration Statement and is, as of the date hereof, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act); each of the Company and the Guarantor is eligible to use the Registration Statement as an automatic shelf registration statement; and neither the Company nor the Guarantor has received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Registration Statement, as of the date of the filing did not, as of the date hereof does not, and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof, does not contain and as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Registration Statement, as of the date of filing, complied as to form, and the Registration Statement, the Time of Sale Prospectus and the Prospectus, as of the date hereof, comply as to form, and as amended or supplemented, if applicable, will comply as to form, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Time of Sale Prospectus did not, as of 3:45 P.M., Eastern Time, on the date of this Agreement, and the Time of Sale Prospectus, as then amended or supplemented by the Company and the Guarantor, if applicable, will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any information included in any issuer free writing prospectus, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, when used in connection with the offering of the Securities does not conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is part of the Registration Statement (including pursuant to Rule 430B under the Securities Act) and not superseded or modified. The preceding sentences do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon (A) the Underwriter Information (as hereinafter defined) or (B) statements or omissions in that part of each Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1.

(ii) There has not occurred any material adverse change, or any development reasonably likely to involve a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries or the Guarantor and its subsidiaries, respectively, taken as a whole, from that set forth in the Time of Sale Prospectus.

(iii) Neither the Company nor the Guarantor is an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company or the Guarantor is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company or the Guarantor has filed in connection with the offering of the Securities, or is required to file in connection with the offering of the Securities, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company or the Guarantor complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, neither the Company nor the Guarantor has prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any free writing prospectus in connection with the offering of the Securities.

(iv) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) Each subsidiary of the Company, including the Guarantor, has been duly incorporated or organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so duly incorporated, organized or qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests, as the case may be, of each subsidiary of the Company, including the Guarantor, have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except liens, encumbrances or claims which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(vi) The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, the Indenture and the Securities and the consummation by the Company and the Guarantor of the transactions contemplated herein and therein will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Guarantor or any agreement or other instrument binding upon the Company or the Guarantor or any of their respective subsidiaries, that is material to the Company and its subsidiaries or the Guarantor and its subsidiaries, respectively, taken as a whole, or any final judgment, order or decree of any governmental body, agency or court, having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries, and no consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantor of their respective obligations under this Agreement, the Indenture and the Securities and for the consummation of the transactions contemplated herein and therein, except such as may be required by the securities or Blue Sky laws of the various states and of foreign jurisdictions or rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(vii) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(viii) The Notes to be issued under the Indenture have been duly authorized and, when duly executed and delivered by the Company, and duly authenticated by the Trustee in accordance with the terms of the Indenture, will be duly issued under the Indenture, will be entitled to the benefits of the Indenture, and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(ix) The Indenture has been duly authorized and, when duly executed and delivered by the Company and the Guarantor, assuming that the Indenture has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Trustee, will constitute a valid and binding obligation of the Company and the Guarantor enforceable against each of the Company and the Guarantor in accordance with its terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Guarantee has been duly authorized by the Guarantor and, when the Notes have been duly executed, authenticated, issue and delivered as provided in the Indenture, will be a valid legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act. The Securities will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(x) The consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries and the Guarantor and its consolidated subsidiaries, respectively, as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Company and its consolidated subsidiaries and the Guarantor and its consolidated subsidiaries, respectively, for the periods specified. Except as stated therein, such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information required to be stated therein.

(xi) Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) neither the Company, the Guarantor nor any of their respective subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case, not in the ordinary course of business or as described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus (including, without limitation, aircraft acquisitions or financing and equity incentive plan grants so described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus); (ii) neither the Company nor the Guarantor has declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than repurchases of unvested shares of the Company’s capital stock pursuant to its equity incentive plans); (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or the Guarantor, respectively, except in each case as described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus (including, without limitation, aircraft financing and equity incentive plan grants so described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus); and (iv) there has been no prohibition or suspension of the Guarantor’s operating certificate for the operation of the Guarantor’s aircraft, including as a result of action taken by the FAA or the Department of Transportation (“DOT”).

(xii) The Guarantor (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a).

(xiii) Each of the Company, the Guarantor and their respective subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; provided, that the Guarantor currently maintains war risk insurance on its aircraft under the FAA’s insurance program authorized under 49 U.S.C. § 44301 et seq. (“War Risk Insurance”); each of the Company, the Guarantor and their respective subsidiaries has not been refused any insurance coverage sought or applied for other than in connection with instances where the Company or the Guarantor was seeking to obtain insurance coverage at more attractive rates; and, other than with respect to War Risk Insurance coverage, neither the Company nor the Guarantor has any reason to believe that the Company or the

Guarantor will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xiv) Each of the Company, the Guarantor and their respective subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, the Guarantor and their respective subsidiaries, in each case free and clear of all liens, encumbrances and defects, except liens on real property, aircraft and engines, parts, rotables, and other equipment of the Company and the Guarantor and such as are described in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company, the Guarantor or their respective subsidiaries, as the case may be; and any real property and buildings held under lease by the Company, the Guarantor or any of their respective subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Guarantor or their respective subsidiaries, in each case except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xv) There are no legal or governmental proceedings pending or, to the Company’s or the Guarantor’s knowledge, threatened to which the Company, the Guarantor or any of their respective subsidiaries is a party or to which any of the properties of the Company, the Guarantor or any of their respective subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company or the Guarantor to perform their respective obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xvi) Except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, no material labor dispute with the employees of the Company, the Guarantor or their respective subsidiaries exists or, to the knowledge of the Company or the Guarantor, is imminent; and neither the Company nor the Guarantor is aware, but without any independent investigation or inquiry, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably likely result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries or the Guarantor and its subsidiaries, respectively, taken as a whole.

(xvii) (i) Each of the Company, the Guarantor and their respective subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Government Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the DOT, the FAA or the Federal Communications Commission, necessary to conduct the business now operated by it, except where the failure to possess any such Government License would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (ii) each of the Company, the Guarantor and their respective subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iii) all of the Government Licenses are valid and in full force, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (iv) neither the Company nor the Guarantor has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xviii) The Company, the Guarantor and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xix) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xx) KPMG LLP, who audited the respective annual consolidated financial statements of the Company and the Guarantor incorporated by reference in the

Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act.

(xxi) Neither the Company nor the Guarantor is, and after giving effect the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus, will be, an “investment company,” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in each case required to register under the Investment Company Act.

(xxii) The statements set forth in each of the Time of Sale Prospectus and the Prospectus under the captions “Description of Notes,” and “Material United States Federal Income Tax Considerations,” insofar as they purport to summarize certain provisions of this Agreement, the Indenture and/or the Securities, fairly summarize such terms in all material respects.

(xxiii) Neither the Company, the Guarantor nor any of their respective subsidiaries or affiliates, nor, to the Company’s or the Guarantor’s knowledge, any director, officer, employee, agent or representative of the Company, the Guarantor or of any of their respective subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, the Guarantor and their respective subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xxiv) The operations of the Company, the Guarantor and their respective subsidiaries are and have been conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Guarantor and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened.

(xxv) (i) Each of the Company and the Guarantor represents that neither the Company, the Guarantor nor any of their respective subsidiaries or, to the knowledge of the Company or the Guarantor, any director or officer of the Company, the Guarantor or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authorities (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan or Syria).

(ii) Each of the Company and the Guarantor represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Each of the Company and the Guarantor represents and covenants that, for the past four years, it has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxvi) Each of the Company and the Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations in all material respects and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability.

(xxvii) Each of the Company, the Guarantor and their respective subsidiaries’ internal controls over financial reporting are effective and the Company, the Guarantor and their respective subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(xxviii) Each of the Company, the Guarantor and their respective subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established.

(b) The parties agree that any certificate signed by a duly authorized officer of the Company or the Guarantor and delivered to an Underwriter, or to counsel for the Underwriters, on the Closing Date and in connection with this Agreement or the offering of the Securities, shall be deemed a representation and warranty by (and only by) the Company and/or the Guarantor to the Underwriters as to the matters covered thereby.

2. Purchase, Sale and Delivery of Notes. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and the conditions herein set forth, the Company and the Guarantor agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Guarantor, the respective principal amount of the Notes set forth opposite the name of such Underwriter in Schedule I at a purchase price of 98.75% of the principal amount thereof (the “Purchase Price”).

(b) The Company and the Guarantor have been advised by the Representative that the Underwriters propose to make a public offering of the Securities as set forth in the Prospectus as soon after this Agreement has been entered into as in the Representative’s judgment is advisable. The Company is further advised by the Representative that the Securities are to be offered to the public initially at 100% of their principal amount (the public offering price) plus accrued interest, if any, and to certain dealers selected by the Underwriters at concessions not in excess of the concessions set forth in the Prospectus, and that the Underwriters may allow, and such dealers may reallow, concessions not in excess of the concessions set forth in the Prospectus to certain other dealers. The Company acknowledges and agrees that the Underwriters may offer and sell the Securities to or through any affiliate of any Underwriter.

(c) The Company and the Guarantor shall issue and deliver against payment to the Company of the Purchase Price the Securities to be purchased by the Underwriters hereunder and to be offered and sold by the Underwriters in the manner contemplated herein and in the Time of Sale Prospectus and Prospectus in the form of one or more fully registered global certificates which shall be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., the nominee of DTC.

(d) Delivery of and payment for the Securities shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP at 1 Chase Manhattan Plaza, New York, New York 10005, at 10:00 A.M., New York, New York time, on May 24, 2013 or such other date, time and place as may be agreed upon by the Company and the Representative (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the account of the Representative at DTC for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof.

Payment for the Securities shall be made by the Underwriters by wire transfer of immediately available funds to the designated account of the Company.

(e) The Company agrees to have the Securities available for inspection and checking by the Representative in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

(f) It is understood that each Underwriter has authorized the Representative, on its behalf and for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. Each Underwriter, individually and not as a representative, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any other Underwriter whose check or checks shall not have been received by the Closing Date.

3. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities pursuant to this Agreement are subject to the following conditions:

(a) On the Closing Date, the Representative shall have received opinions and a negative assurance letter of Latham & Watkins LLP, outside counsel for the Company and the Guarantor, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(b) On the Closing Date, the Representative shall have received an opinion of Squire, Sanders (US) LLP, regulatory counsel of the Company and the Guarantor, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(c) On the Closing Date, the Underwriters shall have received an opinion and negative assurance letter of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated as of the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Underwriters may reasonably require.

(d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)	there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, the Guarantor or any of their respective subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)	there shall not have occurred any change, or any development reasonably likely to involve a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Guarantor and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the completion of the public offering of the Securities on the terms and in the manner contemplated by the Registration Statement and the Time of Sale Prospectus.

(e) The Underwriters shall have received on the Closing Date (i) a certificate dated the Closing Date, and signed by an executive officer of the Company, in such officer’s capacity as an officer of the Company and on the Company’s behalf, to the effect set forth in Section 3(d)(i) above and to the effect that: (1) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and (2) the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) a certificate dated the Closing Date, and signed by an executive officer of the Guarantor, in such officer’s capacity as an officer of the Guarantor and on the Guarantor’s behalf, to the effect set forth in Section 3(d)(i) above and to the effect that: (1) the representations and warranties of the Guarantor contained in this Agreement are true and correct as of the Closing Date and (2) the Guarantor has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. Each of the officers signing and delivering the respective certificates contemplated in clauses (i) and (ii) may rely upon the best of his or her knowledge as to proceedings threatened.

(f) You shall have received from KPMG LLP (i) a letter, dated no later than the date hereof and addressed to the Underwriters, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) a letter, dated the Closing Date and addressed to the Underwriters, which meets the above requirements, except that the specified date therein referring to certain procedures performed by KPMG LLP will not be a date more than three business days prior to the Closing Date for purposes of this subsection.

(g) At the Closing Date, each of the Indenture and the Securities shall have been duly executed and delivered by each of the parties thereto.

(h) The Underwriters shall have received on the Closing Date a certificate dated the Closing Date, signed by an executive officer of the Company and in form and substance reasonably satisfactory to the Underwriters, with respect to the accuracy of certain statistical information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus.

4. Certain Covenants of the Company and the Guarantor. Each of the Company and the Guarantor covenants with each Underwriter as follows:

(a) If, during such period after the first date of the public offering of the Securities as, in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales of the Securities by an underwriter or dealer, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Registration Statement or Prospectus to comply with applicable law, the Company or the Guarantor, as the case may be, shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company and the Guarantor) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Registration Statement or Prospectus as amended or supplemented, will comply with applicable law.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus in a manner that would affect the offering of the Securities, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object; provided that, if in the opinion of counsel to the Company, any such amendment or supplement shall be required by law or regulation to be filed, that the Company or the Guarantor, as the case may be, shall be permitted to make such filing after taking into account such comments as the Underwriters and their counsel may reasonably make on the content, form or other aspects of such proposed amendment or supplement; and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

(c) To furnish to the Underwriters, upon request, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to deliver to the Underwriters during the period mentioned in Section 4(a) or 4(f) hereto as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(d) Promptly following the execution of this Agreement, to prepare a Prospectus that complies with the Securities Act and that sets forth the principal amount of the Securities and their terms not otherwise specified in the preliminary prospectus or the Basic Prospectus included in the Registration Statement, the name of each Underwriter and the principal amount of the Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as the Underwriters, the Company, and the Guarantor deem appropriate in connection with the offering of the Securities. The Company will timely transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act.

(e) To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Guarantor and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object; provided that, if in the opinion of counsel to the Company, any such free writing prospectus shall be required by law or regulation to be used, that the Company or the Guarantor, as the case may be, shall be permitted to use such free writing prospectus after taking into account such comments as the Underwriters and their counsel may reasonably make on the content, form or other aspects of such proposed free writing prospectus.

(f) If the Time of Sale Prospectus or any issuer free writing prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or any issuer free writing prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus or any issuer free writing prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus or any issuer free writing prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus or such issuer free writing prospectus so that the statements in the Time of Sale Prospectus or such issuer free writing prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus or such issuer free writing prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus or such issuer free writing prospectus, as amended or supplemented, will no longer conflict with the

Registration Statement, or so that the Time of Sale Prospectus or such issuer free writing prospectus, as amended or supplemented, will comply with applicable law.

(g) To take all reasonable actions to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request; provided that neither the Company nor the Guarantor shall be required to register as a foreign corporation or file any general consent to service of process or subject itself to any additional taxation.

(h) Between the date of this Agreement and the date that is 30 days after the Closing Date, the Company and the Guarantor shall not, without the Representative’s prior written consent, offer, sell or enter into any agreement to sell any debt securities issued or guaranteed by the Company or the Guarantor having a term of more than one year, other than (i) the Securities or (ii) any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned by the Company (or rights relating thereto).

(i) To prepare a final term sheet relating to the offering of the Securities in the form of Annex A hereto and shall file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(j) During the period when a prospectus relating to the Securities is required to be delivered under the Securities Act and the rules and regulations of the Commission thereunder, to file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

(k) To make generally available to the holders of the Securities and to the Underwriters as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company and the Guarantor occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary the Company and the Guarantor shall file a new shelf registration statement and take any other action reasonably necessary to permit the public offering of the Securities to continue without interruption; provided that such requirement to file a new registration statement shall not require the Company or the Guarantor to file any registration statement other than on Form S-3 (or any successor form); references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

5. Certain Covenants of the Underwriters. Each Underwriter severally covenants with the Company and the Guarantor not to take any action that would result in the Company or the Guarantor being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company or the Guarantor thereunder, but for the action of that Underwriter. The Underwriters severally acknowledge and agree that, except as set forth in Schedule II hereto, neither the Company nor the Guarantor has authorized or approved any “issuer information” for use in any free writing prospectus.

6. Indemnification and Contribution. (a) Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, any “issuer information” that the Company or the Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than with respect to the Registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, or any amendment or supplement thereto (the “Underwriter Information”).

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, and their respective directors, officers who sign the Registration Statement and each person, if any, who controls the Company and the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter, but only with reference to the Underwriter Information provided by such Underwriter.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but the omission to so notify the indemnifying party (i) shall not relieve such indemnifying party from any liability that it may have to any indemnified party under Section 6(a) or 6(b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve such indemnifying party from any liability that it may have to any indemnified party otherwise than under such subsection. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to retain counsel as required by the prior sentence to represent the indemnified party within a reasonable amount of time. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by, or on behalf of, any indemnified party.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of such Securities shall be deemed to be in the same respective proportions as the proceeds from the offering of such Securities received by the Company (before deducting expenses), less the total underwriting discounts and commissions received by the Underwriters, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Securities. The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for this purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the total discounts and commissions received by such Underwriter with respect to the Securities underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the Guarantor, their respective officers or directors or any person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Securities.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the

Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occurs exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Underwriters and the Company for purchase of such Securities by other persons are not made within 36 hours after such default, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities. If, after giving effect to any such arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company, the aggregate principal amount of such Securities that remains unpurchased exceeds 10% of the total principal amount of the Securities, then this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except as provided in Section 6. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantor and their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Guarantor or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. Without limiting the immediately following sentence, if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid by it pursuant to Section 10 hereof (other than any reimbursement of out-of-pocket expenses of the Underwriters) and the respective obligations of the Company, the Guarantor and the Underwriters pursuant to Section 6 hereof shall remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

9. Termination. This Agreement shall be subject to termination by notice given by the Representative to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, either of The New York Stock Exchange or The NASDAQ Global Market, (ii) trading of any securities of the Company or of the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the Representative’s judgment, is material and adverse or (v) any material disruption in securities settlement, payment or clearance services in the United States that would materially impair settlement and clearance with respect to the Securities and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event specified in clauses (a)(i) through (v) makes it, in the Representative’s judgment, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

10. Payment of Expenses. As between the Company, the Guarantor and the Underwriters, the Company or the Guarantor shall pay all expenses incidental to the performance of the Company’s and the Guarantor’s obligations under this Agreement, including the following:

(i) expenses incurred in connection with (A) qualifying the Securities for offer and sale under the applicable securities or “blue sky” laws of such jurisdictions in the United States as provided in Section 4(g) (including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith) and (B) the review (if any) of the offering of the Securities by FINRA;

(ii) expenses incurred in connection with the preparation and making available to the Underwriters and the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Securities may have been sold by the Underwriters on their behalf and to any other dealers upon request, either of (A) amendments to the Registration Statement or amendments or supplements to the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading or (B) amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus so that the Registration Statement, the Time of Sale Prospectus or the Prospectus, as so amended or supplemented, will comply with law and the expenses incurred in connection with causing such amendments or supplements to be filed promptly with the Commission, all as set forth in Section 4(a) hereof;

(iii) the expenses incurred in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time period required by Rule 456(b)(1), if applicable), and the cost of furnishing copies thereof to the Underwriters and dealers;

(iv) expenses incurred in connection with the preparation, printing and distribution of this Agreement, the Indenture and the Securities;

(v) expenses incurred in connection with the delivery of the Securities to the Underwriters;

(vi) reasonable fees and disbursements of the counsel and accountants for the Company and the Guarantor;

(vii) to the extent the Company is so required under the Indenture, the fees and expenses of the Trustee and any paying agent and the reasonable fees and disbursements of their respective counsel;

(viii) fees charged by rating agencies for rating the Securities (including annual surveillance fees related to the Securities as long as they are outstanding); and

(ix) except as otherwise provided in the foregoing clauses (i) through (ix), all other expenses incidental to the performance of the Company’s and the Guarantor’s obligations under this Agreement, other than pursuant to Section 6.

11. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Underwriters, shall be mailed, delivered or sent by facsimile transmission and confirmed to the Underwriters c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (facsimile number: (212) 816-7912); and, if sent to the Company, shall be mailed, delivered or sent by facsimile transmission and confirmed to it at 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Derek J. Kerr, facsimile number (480) 693-2899, with a copy (at the same Company address) to the Office of the General Counsel, facsimile number (480) 693-5155, provided, however, that any notice to an Underwriter pursuant to Section 6 shall be sent by facsimile transmission or delivered and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. You will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

16. APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY LAW WHICH WOULD REQUIRE THE APPLICATION OF A LAW OF A DIFFERENT JURISDICTION.

17. Submission to Jurisdiction; Venue; Appointment of Agent.

(a) Each party hereto hereby irrevocably agrees, accepts and submits itself to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c) To the fullest extent permitted by applicable law, each party hereto hereby waives its respective rights to a jury trial or any claim or cause of action in any court in any jurisdiction based upon or arising out of or relating to this Agreement.

18. No Fiduciary Duty. Each of the Company and the Guarantor hereby acknowledges that in connection with the offering of the Securities: (a) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantor or any other person, (b) the Underwriters owe the Company and the Guarantor only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Company and the Guarantor. Each of the Company and the Guarantor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Company, the Guarantor and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company and the Guarantor one of the counterparts hereof, whereupon it will become a binding agreement among the Underwriters, the Guarantor and the Company in accordance with its terms.

Very truly yours,

US AIRWAYS GROUP, INC.

By:	/s/ Derek J. Kerr
	Name:	Derek J. Kerr
	Title:	Executive Vice President,
Chief Financial Officer

US AIRWAYS, INC.

By:	/s/ Derek J. Kerr
	Name:	Derek J. Kerr
	Title:	Executive Vice President,
Chief Financial Officer

The foregoing Underwriting Agreement

is hereby confirmed and accepted

as of the date first above written

CITIGROUP GLOBAL MARKETS INC.

For itself and on behalf of the several Underwriters listed in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Matthew Burke
	Name:	Matthew Burke
	Title:	Director

SCHEDULE I

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$175,000,000
Barclays Capital Inc.	$100,000,000
Goldman, Sachs & Co.	$100,000,000
Morgan Stanley & Co. LLC	$100,000,000
Credit Suisse Securities (USA) LLC	$25,000,000

Total:	$500,000,000

SCHEDULE II

Issuer Free Writing Prospectuses

1.	Free writing prospectus dated May 21, 2013 (pricing supplement) in the form attached hereto as Annex A

2.	Free writing prospectus in the form of the net roadshow investor presentation of the Company dated May 21, 2013

ANNEX A

Issuer Free Writing Prospectus, filed May 21, 2013